Exhibit 99.1

CERTIFICATE OF DESIGNATION

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

ANGIONETICS, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Angionetics, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, does hereby submit the following:

WHEREAS, the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) authorizes the issuance of up to 40,000,000 shares of preferred stock, par value $0.0001 per share, of the Corporation (“Preferred Stock”) in one or more series, and expressly authorizes the Board of Directors of the Corporation (the “Board”), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

WHEREAS, it is the desire of the Board to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series.

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issue of a series of Preferred Stock and does hereby in this Certificate of Designation (the “Certificate of Designation”) establish and fix and herein state and express the designation, rights, preferences, powers, restrictions and limitations of such series of Preferred Stock as follows:

1. Designation. There shall be a series of Preferred Stock that shall be designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting such series shall be 600,000. The rights, preferences, powers, restrictions and limitations of the Series A Preferred Stock shall be as set forth herein.

2. Defined Terms. For purposes hereof, the following terms shall have the following meanings:

“Board” has the meaning set forth in the Recitals.

“Certificate of Designation” has the meaning set forth in the Recitals.

“Certificate of Incorporation” has the meaning set forth in the Recitals.

“Change of Control” means (a) any sale, lease or transfer or series of sales, leases or transfers of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries; (b) any sale, transfer or issuance (or series of sales, transfers or issuances) of capital stock by the Corporation or the holders of Common Stock (or other voting stock of the Corporation) that results in the inability of the holders of Common Stock (or other voting stock of the Corporation) immediately prior to such sale, transfer or issuance to designate or elect a majority of the board of directors (or its equivalent) of the Corporation; or (c) any merger, consolidation, recapitalization or reorganization of the Corporation with or into another Person (whether or not the Corporation is the surviving corporation) that results in the inability of the holders of Common Stock (or other voting stock of the Corporation) immediately prior to such merger, consolidation, recapitalization or reorganization to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

“Common Stock” means the common stock, each par value $0.0001 per share, of the Corporation.

“Common Stock Deemed Outstanding” means, at any given time, the sum of (a) the number of shares of Common Stock actually outstanding at such time, plus (b) the number of shares of Common Stock issuable upon exercise of options actually outstanding at such time, plus (c) the number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of options actually outstanding at such time), in each case, regardless of whether the options or Convertible Securities are actually exercisable at such time; provided, that Common Stock Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any of its wholly owned Subsidiaries.

“Conversion Rate” means one share of Series A Preferred Stock for one share of Common Stock initially, subject to adjustment as provided in Section 6.

“Conversion Shares” means the shares of Common Stock or other capital stock of the Corporation then issuable upon conversion of the Series A Preferred Stock in accordance with the terms of Section 6.

“Corporation” has the meaning set forth in the Preamble.

“Date of Issuance” means, for any share of Series A Preferred Stock, the date on which the Corporation initially issues such share (without regard to any subsequent transfer of such share or reissuance of the certificate(s) representing such share).

“Distribution” means the transfer of cash or other property without consideration whether by way of dividend or otherwise, other than dividends on Common Stock payable in Common Stock, or the purchase or redemption of shares of the Corporation by the Corporation or its Subsidiaries for cash or property other than: (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right, (iii) repurchase of capital stock of the Corporation in connection with the settlement of disputes with any stockholder, and (iv) any other repurchase or redemption of capital stock of the Corporation approved by the holders of the Common Stock and Preferred Stock of the Corporation voting as separate classes.

“Junior Securities” means, collectively, the Common Stock and any other class of securities that is specifically designated as junior to the Series A Preferred Stock.

“Liquidation” has the meaning set forth in Section 4.1.

“Liquidation Value” means, with respect to any share of Series A Preferred Stock on any given date, $5.00 (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Series A Preferred Stock).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.

“Preferred Stock” has the meaning set forth in the Recitals.

“Qualified Public Offering” means the sale, in a firm commitment underwritten public offering of Common Stock of the Corporation to an effective registration statement under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Second Closing Date” shall mean September 30, 2016, or such other date as agreed to by an amendment to the Share Purchase Agreement.

“Series A Director” has the meaning set forth in Section 5.2.

“Series A Preferred Stock” has the meaning set forth in Section 1.

“Share Purchase Agreement” means that certain Share Purchase Agreement dated June 7, 2016 among the Corporation, Taxus Cardium Pharmaceuticals Group, Inc., a Delaware corporation and the parent entity of the Corporation, and Pineworld Capital Limited, a Hong Kong limited liability company pursuant to which the Corporation has agreed to sell to Pineworld shares of Series A Preferred Stock.

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

3. Dividends. If the Corporation declares or pays a dividend or distribution on the Common Stock, whether such dividend or distribution is payable in cash, securities or other property, including the purchase or redemption by the Corporation or any of its Subsidiaries of shares of Common Stock for cash, securities or property, but excluding (i) any dividend or distribution payable on the Common Stock in shares of Common Stock and (ii) any repurchases of Common Stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase, the Corporation shall simultaneously declare and pay a dividend on the Series A Preferred Stock on a pro rata basis with the Common Stock determined on an as-converted basis assuming all shares of Series A Preferred Stock had been converted pursuant to Section 6 as of immediately prior to the record date of the applicable dividend (or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined).

4. Liquidation.

4.1 Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation”), the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof, an amount in cash equal to the aggregate Liquidation Value of all shares held by such holder, plus all unpaid accrued and accumulated dividends on all such shares (whether or not declared).

4.2 Deemed Liquidation. The occurrence of a Change of Control shall be deemed a Liquidation for purposes of this Section 4. Upon the consummation of any such Liquidation, the holders of the Series A Preferred Stock shall, in consideration for cancellation of their shares, be entitled to the same rights such holders are entitled to under this Section 4 upon the occurrence of a Liquidation, including the right to receive the full preferential payment from the Corporation of the amounts payable with respect to the Series A Preferred Stock under Section 4.1 hereof. Notwithstanding the foregoing, nothing in this Section 4.2 shall limit in any respect the right of any holder of Series A Preferred Stock to elect the benefits of either this Section 4, Section 6.1 or Section 6.6(b) in connection with any Change of Control.

4.3 Insufficiency of Assets. If upon any Liquidation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the shares of Series A Preferred Stock the full preferential amount to which they are entitled under this Section 4, (a) the holders of the shares of Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective full preferential amounts which would otherwise be payable in respect of the Series A Preferred Stock in the aggregate upon such Liquidation if all amounts payable on or with respect to such shares were paid in full, and (b) the Corporation shall not make or agree to make any payments to the holders of Junior Securities.

5. Voting.

5.1 Voting Generally. Each holder of shares of the Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock could be converted (pursuant to Section 6 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent and shall have voting rights and powers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation. Except as otherwise provided herein or as required by law, the Series A Preferred Stock shall vote together with the Common Stock at any annual or special meeting of the stockholders and not as a separate class, and may act by written consent in the same manner as the Common Stock.

5.2 Election of Directors. For so long as (a) 200,000 shares of Series A Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Series A Preferred Stock) on or prior to the Second Closing Date, and (b) 600,000 shares of Series A Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Series A Preferred Stock) after the Second Closing Date, then the holders of Series A Preferred Stock, voting as a separate class, shall be entitled to elect by majority vote (with each share of Series A Preferred Stock entitled to one vote) one

(1) individual to the Board (the “Series A Director”). At any time that the Series A Preferred Stock are entitled to appoint the Series A Director under this Section 5.2, the Series A Director may be removed at any time as a director on the Board (with or without cause) upon, and only upon, the written request of the holders of the outstanding shares of Series A Preferred Stock (voting as a separate class by majority vote with each share of Series A Preferred stock entitled to one vote). In the event that a vacancy is created on the Board at any time due to the death, disability, retirement, resignation or removal of a Series A Director, then the holders of the outstanding shares of Series A Preferred Stock (voting as a separate class by majority vote with each Share of Series A Preferred stock entitled to one vote) shall have the right to designate an individual to fill such vacancy. In the event that the holders of shares of Series A Preferred stock shall fail to designate in writing a representative to fill the vacant Series A Director seat on the Board, and such Board seat shall remain vacant until such time as the holders of shares of Series A Preferred stock elect an individual to fill such seat in accordance with this Section 5.2, and during any period where such seat remains vacant, the Board nonetheless shall be deemed duly constituted and to fill any vacancy caused by the resignation, death or removal of the Series A Director.

5.3 Other Special Voting Rights. For so long as (a) 200,000 shares of Series A Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Series A Preferred Stock) on or prior to the Second Closing Date, and (b) 600,000 shares of Series A Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Series A Preferred Stock) after the Second Closing Date, without the prior written consent of holders of a majority of the then total outstanding shares of Series A Preferred Stock, voting separately as a single class with one vote per Share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such holders, and any other applicable stockholder approval requirements required by law, the Corporation shall not take or consummate, and shall cause its Subsidiaries not to take or consummate, any of the actions or transactions described in this Section 5.3 (any such action or transaction without such prior written consent being null and void ab initio and of no force or effect) as follows:

(a) amend, alter or repeal any provision of the Certificate of Incorporation or bylaws of the Corporation (including pursuant to a merger) if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock;

(b) increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) the authorized number of shares of Series A Preferred Stock;

(c) increase or decrease the authorized number of shares of Common Stock;

(d) authorize or create (by reclassification, merger or otherwise) or issue or obligate itself to issue any new class or series of equity security (including any security convertible into or exercisable for any equity security) having rights, preferences or privileges with respect to dividends or payments upon liquidation senior to or on a parity with the Series A Preferred Stock or having voting rights other than those granted to the Series A Preferred Stock generally;

(e) enter into any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to Section 4;

(f) authorize a merger, reorganization, acquisition or sale of substantially all of the assets of the Corporation or any of its subsidiaries (other than a merger exclusively to effect a change of domicile of the Corporation);

(g) increase the size of the Board of Directors;

(h) declare or pay any Distribution with respect to any shares of the Corporation; or

(i) amend this Section 5.3.

5.4 Protective Voting Rights. For so long as 200,000 shares of Series A Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Series A Preferred Stock), without the prior written consent of holders of a majority of the then total outstanding shares of Series A Preferred Stock, voting separately as a single class with one vote per Share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such holders, and any other applicable stockholder approval requirements required by law, the Corporation shall not take or consummate, and shall cause its Subsidiaries not to take or consummate, any of the actions or transactions described in this Section 5.4 (any such action or transaction without such prior written consent being null and void ab initio and of no force or effect) as follows:

(a) amend, alter or repeal any provision of the Certificate of Incorporation or bylaws of the Corporation (including pursuant to a merger) if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock;

(b) increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) the authorized number of shares of Series A Preferred Stock;

(c) amend this Section 5.4.

6. Conversion.

6.1 Right to Convert. Subject to the provisions of this Section 6, at any time and from time to time on or after the Date of Issuance, any holder of Series A Preferred Stock shall have the right by written election to the Corporation to convert all or any portion of the outstanding shares of Series A Preferred Stock held by such holder into an aggregate number of shares of Common Stock at the then applicable Conversion Rate; provided that, in addition, in connection with, and on the closing of, a Change of Control, any holder of Series A Preferred Stock shall have the right to convert the shares of Series A Preferred Stock along with the aggregate accrued or accumulated and unpaid dividends thereon into shares of Common Stock (the “Change of Control Conversion”), with the Conversion Rate applicable to such Change of Control Conversion adjusted such that each share of Series A Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Series A Preferred Stock) shall convert into a number of shares of Common Stock as shall equal no less than 0.000025% of the Common Stock Deemed Outstanding immediately prior to the closing of the Change of Control. In order to effectuate a conversion of shares of Series A Preferred Stock pursuant to this Section 6.1, a holder shall submit a written election to the Corporation that such holder elects to convert shares of Series A Preferred Stock, with the number of shares elected to be converted. The conversion of such shares hereunder shall be deemed effective as of the date of receipt by the Corporation of the holder’s written election of conversion. Upon the receipt by the Corporation of such written election, the Corporation shall as promptly as practicable update its books and records to reflect the relevant holder’s new shareholdings and provide the holder with a certificate representing such shares or written confirmation of such book entry shares. All shares of capital stock issued hereunder by the Corporation shall be duly and validly issued, fully paid and non-assessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

6.2 Automatic Conversion.

(a) Subject to the provisions of this Section 6.2, in connection with, and on the closing of, a Qualified Public Offering by the Corporation, all of the outstanding shares of Series A Preferred Stock held by stockholders shall automatically convert along with the aggregate accrued or accumulated and unpaid dividends thereon into shares of Common Stock. The Conversion Rate applicable to such an automatic conversion shall be adjusted such that each share of Series A Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Series A Preferred Stock) shall convert into a number of shares of Common Stock as shall equal no less than 0.000025% of the Common Stock Deemed Outstanding immediately following the closing of the Qualified Public Offering. As of the closing of a Qualified Public Offering all outstanding shares of Series A Preferred Stock shall be converted to shares of Common Stock without any further action by the relevant holder of such shares of Series A Preferred Stock or the Corporation. As promptly as practicable following such Qualified Public Offering, the Corporation shall send each holder of shares of Series A Preferred Stock written notice of such event. All shares of Common Stock issued hereunder by the Corporation shall be duly and validly issued, fully paid and non-assessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(b) Each share of Series A Preferred Stock shall automatically be converted into fully-paid, non-assessable shares of Common Stock at the then effective Conversion Rate for such share upon the receipt by the Corporation of a written request for such conversion from the holders of a majority of the Series A Preferred Stock then outstanding (voting as a single class and on an as-converted basis), or, if later, the effective date for conversion specified in such request.

6.3 Effect of Conversion. All shares of Series A Preferred Stock converted as provided in this Section 6 shall no longer be deemed outstanding as of the effective time of the applicable conversion and all rights with respect to such shares shall immediately cease and terminate as of such time, other than the right of the holder to receive shares of Common Stock and payment in lieu of any fraction of a share in exchange therefor.

6.4 Reservation of Stock. The Corporation shall at all times when any shares of Series A Preferred Stock are outstanding reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Series A Preferred Stock pursuant to this Section 6, taking into account any adjustment to such number of shares so issuable in accordance with

Section 6.6 hereof. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not close its books against the transfer of any of its capital stock in any manner which would prevent the timely conversion of the shares of Series A Preferred Stock.

6.5 No Charge or Payment. The issuance of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to Section 6.1 or 6.2 shall be made without payment of additional consideration by, or other charge, cost or tax to, the holder in respect thereof.

6.6 Adjustment to Conversion Rate.

(a) Adjustment to Conversion Rate Upon Dividend, Subdivision or Combination of Common Stock. If the Corporation shall, at any time or from time to time after the Date of Issuance, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Corporation payable in shares of Common Stock, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Rate in effect immediately prior to any such dividend, distribution or subdivision (including the minimum 0.000025% conversion rate applicable to a Change of Control Conversion under Section 6.1 and an automatic conversion under Section 6.2) and the number of Conversion Shares issuable upon conversion of the Series A Preferred Stock shall be proportionately increased. If the Corporation at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate (including the minimum 0.000025% conversion rate applicable to a Change of Control Conversion under Section 6.1 and an automatic conversion under Section 6.2) and the number of Conversion Shares issuable upon conversion of the Series A Preferred Stock shall be proportionately decreased. Any adjustment under this Section 6.6 shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(b) Adjustment to Conversion Price and Conversion Shares Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Corporation, (ii) reclassification of the stock of the Corporation, (iii) consolidation or merger of the Corporation with or into another Person, (iv) sale of all or substantially all of the Corporation’s assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 6.6(a)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each share of Series A Preferred Stock shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Conversion Shares then convertible for such share, be exercisable for the kind and number of shares of stock or other securities or assets of the Corporation or of the successor Person resulting from such transaction to which such share of Series A Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the share had been converted in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Conversion Shares then issuable hereunder as a result of such conversion (without taking into account any limitations or restrictions on the convertibility of such share, if any); and, in such case, appropriate adjustment shall be made with respect to such holder’s rights under this Certificate of Designation to insure that the provisions of this Section 6.6(b) shall thereafter be applicable, as nearly as possible, to the Series A Preferred Stock in relation to any shares of stock, securities or assets thereafter acquirable upon conversion of Series A Preferred Stock (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or purchasing Person is other than the Corporation, an immediate adjustment in the Conversion Rate reflected by the terms of such consolidation, merger, sale or similar transaction, and a corresponding immediate adjustment to the number of Conversion Shares acquirable upon conversion of the Series A Preferred Stock without regard to any limitations or restrictions on conversion). The provisions of this Section 6.6(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. The Corporation shall not affect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Corporation) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Certificate of Designation, the obligation to deliver to the holders of Series A Preferred Stock such shares of stock, securities or assets which, in accordance with the foregoing provisions, such holders shall be entitled to receive upon conversion of the Series A Preferred Stock. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 6.6(b), each holder of shares of Series A Preferred Stock shall have the right to elect prior to the consummation of such event or transaction, to give effect to the provisions of Section 6.1 hereunder, instead of giving effect to the provisions contained in this Section 6.6(b) with respect to such holder’s Series A Preferred Stock.

(c) Certain Events. If any event of the type contemplated by the provisions of this Section 6.6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features) occurs, then the Board shall make an appropriate adjustment in the Conversion Rate and the number of Conversion Shares issuable upon conversion of shares of Series A Preferred Stock so as to protect the rights of the holder of such shares in a manner consistent with the provisions of this Section 6.6.

(d) Certificate as to Adjustment. As promptly as reasonably practicable following any adjustment of the Conversion Rate, the Corporation shall furnish to each holder of record of Series A Preferred Stock at the address specified for such holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such holder) a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

7. Notices. In the event that the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of:

(a) entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any consolidation or merger of the Corporation with or into another Person, or sale of all or substantially all of the Corporation’s assets to another Person; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then, and in each such case, the Corporation shall send or cause to be sent to each holder of record of Series A Preferred Stock at the address specified for such holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such holder) at least ten (10) days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Corporation shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Conversion Shares.

8. Equal Status. Except as expressly set forth in this Certificate of Designation, the Series A Preferred Stock shall have the same rights and powers of, rank equally to, and share ratably with and be identical in all respects to the Common Stock.

9. Cancellation and Reissuance of Series A Preferred Stock. Any shares of Series A Preferred Stock converted or otherwise acquired by the Corporation or any Subsidiary and any shares of Series A Preferred which are not issued by the close of business Pacific time on the Second Closing Date shall be cancelled and retired as authorized and issued shares of capital stock of the Corporation and no such shares shall thereafter be reissued, sold or transferred.

10. Notices. Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient. Such communications must be sent (a) to the Corporation, at its principal executive offices and (b) to any stockholder, at such holder’s address at it appears in the stock records of the Corporation (or at such other address for a stockholder as shall be specified in a notice given in accordance with this Section 10).

11. Amendment and Waiver. No provision of this Certificate of Designation may be amended, modified or waived except by an instrument in writing executed by the Corporation and the holders of a majority of the then outstanding Series A Preferred Stock, and any such written amendment, modification or waiver will be binding upon the Corporation and each holder of Series A Preferred Stock; provided, that no amendment, modification or waiver of the terms or relative priorities of the Series A Preferred Stock may be accomplished by the merger, consolidation or other transaction of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of a majority of the then outstanding Series A Preferred Stock in accordance with this Section 11.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its President this 7th day of June, 2016.

ANGIONETICS, INC.

By:	/s/ CHRISTOPHER J. REINHARD
Christopher J. Reinhard
Chief Executive Officer